Exhibit 32: Section 1350 Certifications

I, Barbara A. Manzolillo, Chief Financial Officer and Treasurer, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. for the period ended September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 31, 2007
(Date)

Barbara A. Manzolillo, Chief Financial Officer and Treasurer
(Signature)

I, A. Neil Pappalardo, Chief Executive Officer and Chairman, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. for the period ended September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 31, 2007
(Date)

A. Neil Pappalardo, Chief Executive Officer and Chairman
(Signature)